UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2009

CARBON GREEN INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-136027

(Commission File Number)

20-4126700

(IRS Employer Identification No.)

421 9th Street, Manhattan Beach, CA 90266

(Address of principal executive offices and Zip Code)

(310) 374 - 9382

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On November 4, 2009, we issued 51,468 shares of our common stock to one creditor in settlement of $30,881 owing by us to our creditor. We issued the 51,468 shares to one non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On November 4, 2009, we sold 1,704,000 shares of common stock to five investors for gross proceeds of $17,040 We issued 1,654,000 of the securities to four non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933. We issued 50,000 of the securities to one U.S. person pursuant to Rule 506 of Regulation D and/or Section 4(2)

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Shares for Debt Agreement with A Mare Usque ad Mare Ltd.
10.2	Form of Subscription Agreement for Non-US residents
10.3	Form of Subscription Agreement for US residents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON GREEN INC.

/s/ David Brow

David Brow

President, Chief Executive Officer

and Chief Financial Officer

Date: November 10, 2009

CW2997358.1